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                                                                    EXHIBIT 10.1

                                 ANTIGENICS INC.

                               AMENDMENT NO. 2 TO
                           1999 EQUITY INCENTIVE PLAN

      Pursuant to Section 10(d) of the Antigenics Inc. 1999 Equity Incentive Plan (the "Plan"), the Plan is hereby amended as follows:

      1. Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

            "(a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 10 million shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

      IN WITNESS WHEREOF, Antigenics Inc. has caused this instrument of amendment to be executed by its duly authorized officer as of the 26th day of May, 2004.

                                         ANTIGENICS INC.


                                         By: /s/ Garo H. Armen
                                            ________________________________
                                            Name:  Garo H. Armen
                                            Title: Chief Executive Officer